Exhibit 25
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                               ----------------
                                   FORM T-1

                               ----------------
                           STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           First Union National Bank
              (Exact name of Trustee as specified in its charter)


          United States National Bank           56-0900030
            (State of incorporation if       (I.R.S. employer
                not a national bank)       identification no.)
           First Union National Bank       28288-1179
                                           (Zip Code)
      230 South Tryon Street, 9th Floor
           Charlotte, North Carolina
               (Address of principal
                 executive offices)

                                 Same as above
                (Name, address and telephone number, including
                  area code, of Trustee's agent for service)


                     Highwoods/Forsyth Limited Partnership
              (Exact name of obliger as specified in its charter)


                                North Carolina
        (State or other jurisdiction of incorporation or organization)


                                  56-1869557
                     (I.R.S. employer identification no.)


                        3100 Smoketree Court, Suite 600
                         Raleigh, North Carolina 27604
                                 (919) 872-4924
         (Address, including zip code, of principal executive offices)





                               ----------------
                                Debt Securities
                      (Title of the indenture securities)



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

1. General information.


   (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:


      Federal Reserve Bank of Richmond, VA      Richmond, VA
      Comptroller of the Currency               Washington, D.C.
      Securities and Exchange Commission
       Division of Market Regulation            Washington, D.C.
      Federal Deposit Insurance Corporation     Washington, D.C.

  (b) The Trustee is authorized to exercise corporate trust powers.

2. Neither the obligor nor any underwriter for the obligor is an affiliate of the Trustee. (See Note 1 on Page 4.)

Because the obligor is not in default on any securities issued under indentures under which the applicant is Trustee, Items 3 through 15 are not required herein.

16. List of Exhibits.

   1. Articles of Association of First Union National Bank as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers, is filed with the Form T-1 for Financial Security Assurance Holdings LTD included in Registration Statement No. 333-34181.

   2. Certificate of Authority of the Trustee to commence business, if not contained in the Articles of Association, is filed with the Form T-1 for Financial Security Assurance Holdings LTD included in Registration Statement No. 333-34181.

   3. Authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above, is filed with the Form T-1 for Financial Security Assurance Holdings LTD included in Registration Statement No. 333-34181.

   4. Bylaws of the Trustee as now in effect, or instruments corresponding thereto, are filed with the Form T-1 for Financial Security Assurance
     Holdings LTD included in Registration Statement No. 333-34181.

   5. Inapplicable.

   6. Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 is included at Page 4 of this Form T-1 Statement.

   7. Report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority is attached hereto.

   8. Inapplicable.

   9. Inapplicable.


                                     NOTE

     1. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 30th day of April, 1998.



                                        FIRST UNION NATIONAL BANK (Trustee)



                                        By: /s/  SHAWN K. BEDNASEK
                                           ------------------------------------
                                            Name:  Shawn K. Bednasek
                                            Title: Vice President

                              CONSENT OF TRUSTEE

     Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Highwoods/Forsyth Limited Partnership of its Debt Securities, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                        FIRST UNION NATIONAL BANK



                                        By: /s/  SHAWN K. BEDNASEK
                                           ------------------------------------
                                            Name:  Shawn K. Bednasek
                                            Title: Vice President



Dated: April 30, 1998

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet



                                                                                                 C400
                                                                                           Dollar Amount in
                                                                                        Thousands RCFD Bil Mil
                                                                                                 Thou
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a.  Noninterest-bearing balances and currency and coin (1) ................................................
    b.  Interest-bearing balances (2) .........................................................................
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) .............................................
    b. Available-for-sale securities (from Schedule RC-B, column D) ...........................................
 3. Federal funds sold and securities purchased under agreements to resell ..................................
 4. Loans and lease financing receivables
    a. Loans and leases, net of unearned income (from
       Schedule RC-C) .................................................................. RCFD 2122   83,315,758
    b. LESS: Allowance for loan and lease losses ....................................... RCFD 3123   1,005,217
    c. LESS: Allocated transfer risk reserve ........................................... RCFD 3128           0
    d. Loans and leases, net of unearned income,
    allowance, and reserve (item 4.a minus 4.b and 4.c) .....................................................
 5. Trading assets (from Schedule RC-D) .....................................................................
 6. Premises and fixed assets (including capitalized leases) ................................................
 7. Other real estate owned (from Schedule RC-M) ............................................................
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
    RC-M) ....................................................................................................
 9. Customers' liability to this bank on acceptances outstanding ............................................
10. Intangible assets (from Schedule RC-M) ..................................................................
11. Other assets (from Schedule RC-F) .......................................................................
12. Total assets (sum of items 1 through 11) ................................................................



                                                                                               C400
                                                                                         Dollar Amount in
                                                                                           Thousands RCFD
                                                                                           Bil Mil Thou
ASSETS                                                                                 //////////////////
 1. Cash and balances due from depository institutions (from Schedule RC-A):           /////////////////
    a.  Noninterest-bearing balances and currency and coin (1) .......................   0081     5,350,509      1.a.
    b.  Interest-bearing balances (2) ................................................   0071       527,082      1.b.
 2. Securities:                                                                        /////////////////
    a. Held-to-maturity securities (from Schedule RC-B, column A) ....................   1754     1,679,050      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ..................   1773    16,948,015      2.b.
 3. Federal funds sold and securities purchased under agreements to resell .........   1350     2,626,508     3.
 4. Loans and lease financing receivables                                              /////////////////
    a. Loans and leases, net of unearned income (from
       Schedule RC-C) .................................................................. ///////////////////     4.a.
    b. LESS: Allowance for loan and lease losses ....................................... //////////////////      4.b.
    c. LESS: Allocated transfer risk reserve ........................................... /////////////////       4.c.
    d. Loans and leases, net of unearned income,                                         ////////////////
       allowance, and reserve (item 4.a minus 4.b and 4.c) ............................   2126    82,310,541      4.d.
 5. Trading assets (from Schedule RC-D) ............................................   3545     3,322,404     5.
 6. Premises and fixed assets (including capitalized leases) .......................   2145     2,167,626     6.
 7. Other real estate owned (from Schedule RC-M) ...................................   2150        70,835     7.
 8. Investments in unconsolidated subsidiaries andassociated companies (from Schedule
    RC-M) ...........................................................................   2180       181,970     8.
 9. Customers' liability to this bank on acceptances outstanding ...................   2155       761,776     9.
10. Intangible assets (from Schedule RC-M) .........................................   2143     2,539,719    10.
11. Other assets (from Schedule RC-F) ..............................................   2160     6,508,589    11.
12. Total assets (sum of items 1 through 11) .......................................   2170   124,994,624    12.

----------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

                                                                                              Dollar Amount in
                                                                                          Thousands   Bil Mil Thou
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I) ....................................................................................................
       (1) Noninterest-bearing (1) ......................................................... RCON 6631   15,696,570
       (2) Interest-bearing ................................................................ RCON 6636   63,464,816
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II) .................................................................................
       (1) Noninterest-bearing ............................................................. RCFN 6631        0
       (2) Interest-bearing ................................................................ RCFN 6636   11,656,207
14. Federal funds purchased and securities sold under agreements to repurchase .................................
15. a. Demand notes issued to the U.S. Treasury ................................................................
    b. Trading liabilities (from Schedule RC-D) ................................................................
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): .......................................................................................
    a. With a remaining maturity of one year or less ...........................................................
    b. With a remaining maturity of more than one year through three years .....................................
    c. With a remaining maturity of more than three years ......................................................
17. Not applicable .............................................................................................
18. Bank's liability on acceptances executed and outstanding ...................................................
19. Subordinated notes and debentures (2) ......................................................................
20. Other liabilities (from Schedule RC-G) .....................................................................
21. Total liabilities (sum of items 13 through 20) .............................................................
22. Not applicable .............................................................................................
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..............................................................
24. Common stock ...............................................................................................
25. Surplus (exclude all surplus related to preferred stock) ...................................................
26. a. Undivided profits and capital reserves ..................................................................
    b. Net unrealized holding gains (losses) on available-for-sale securities ..................................
27. Cumulative foreign currency translation adjustments ........................................................
28. Total equity capital (sum of items 23 through 27) ..........................................................
29. Total liabilities and equity capital (sum of items 21 and 28) ..............................................

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996 .....................................................



                                                                                          Dollar Amount in Thousands   Bil Mil
                                                                                                           Thou
LIABILITIES                                                                                         /////////////////
13. Deposits:                                                                             /////////////////
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,            ///////////////////
       part I) ........................................................................        RCON 2200       79,161,386
       (1) Noninterest-bearing (1) ....................................................     /////////////////
       (2) Interest-bearing ...........................................................     //////////////
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                 //////////////////
       Schedule RC-E, part II) ........................................................        RCFN 2200       11,656,207
       (1) Noninterest-bearing ........................................................ /////////////////////
       (2) Interest-bearing ........................................................... ///////////////
14. Federal funds purchased and securities sold under agreements to repurchase ........        RCFD 2800       13,333,348
15. a. Demand notes issued to the U.S. Treasury .......................................        RCON 2840          258,807
    b. Trading liabilities (from Schedule RC-D) .......................................        RCFD 3548        3,030,911
16. Other borrowed money (includes mortgage indebtedness and obligations under            ////////////////////
    capitalized leases): ..............................................................   ////////////////////
    a. With a remaining maturity of one year or less ..................................        RCFD 2332        2,092,679
    b. With a remaining maturity of more than one year through three years ............        RCFD A547          325,781
    c. With a remaining maturity of more than three years .............................        RCFD A548           58,347
17. Not applicable ....................................................................   ////////////////////
18. Bank's liability on acceptances executed and outstanding ..........................        RCFD 2920          761,776
19. Subordinated notes and debentures (2) .............................................        RCFD 3200        2,347,834
20. Other liabilities (from Schedule RC-G) ............................................        RCFD 2930        2,480,990
21. Total liabilities (sum of items 13 through 20) ....................................        RCFD 2948      115,508,066
22. Not applicable ....................................................................   ///////////////////
EQUITY CAPITAL                                                                            ////////////////////
23. Perpetual preferred stock and related surplus .....................................        RCFD 3838                0
24. Common stock ......................................................................        RCFD 3230           82,795
25. Surplus (exclude all surplus related to preferred stock) ..........................        RCFD 3839        6,695,493
26. a. Undivided profits and capital reserves .........................................        RCFD 3632        2,498,515
    b. Net unrealized holding gains (losses) on available-for-sale securities .........        RCFD 8434          209,755
27. Cumulative foreign currency translation adjustments ...............................        RCFD 3284                0
28. Total equity capital (sum of items 23 through 27) .................................        RCFD 3210        9,486,558
29. Total liabilities and equity capital (sum of items 21 and 28) .....................        RCFD 3300      124,994,624

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
   external auditors as of any date during 1996 ........................................        RCFD 6724             N/A



LIABILITIES
13. Deposits:
  a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,
     part I) ..........................................................................     13.a.
     (1) Noninterest-bearing (1) ......................................................     13.a.(1)
     (2) Interest-bearing .............................................................     13.a.(2)
  b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
     Schedule RC-E, part II) ..........................................................     13.b.
     (1) Noninterest-bearing ..........................................................     13.b.(1)
     (2) Interest-bearing .............................................................     13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase ........      14.
15. a. Demand notes issued to the U.S. Treasury .......................................     15.a.
    b. Trading liabilities (from Schedule RC-D) .......................................     15.b.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ..............................................................
    a. With a remaining maturity of one year or less ..................................     16.a.
    b. With a remaining maturity of more than one year through three years ............     16.b.
    c. With a remaining maturity of more than three years .............................     16.c.
17. Not applicable ....................................................................
18. Bank's liability on acceptances executed and outstanding ..........................      18.
19. Subordinated notes and debentures (2) .............................................      19.
20. Other liabilities (from Schedule RC-G) ............................................      20.
21. Total liabilities (sum of items 13 through 20) ....................................      21.
22. Not applicable ....................................................................
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .....................................      23.
24. Common stock ......................................................................      24.
25. Surplus (exclude all surplus related to preferred stock) ..........................      25.
26. a. Undivided profits and capital reserves .........................................     26.a.
    b. Net unrealized holding gains (losses) on available-for-sale securities .........     26.b.
27. Cumulative foreign currency translation adjustments ...............................      27.
28. Total equity capital (sum of items 23 through 27) .................................      28.
29. Total liabilities and equity capital (sum of items 21 and 28) .....................      29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes
   the most comprehensive level of auditing work performed for the bank by                  Number
   independent external auditors as of any date during 1996 ............................     M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work
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(1) Includes total demand deposits and noninterest-bearing time and savings deposit.

(2) Includes limited-life preferred stock and related surplus.

                                       6